SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2003

Date of Report (Date of earliest event reported)

WebMD Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2

Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-99.4 ADDITIONAL QUARTERLY INFORMATION

Item 7.     Financial Statements and Exhibits

      (c) Exhibits

      The following exhibits are filed herewith:

99.1		Press Release issued by WebMD Corporation, dated March 13, 2003
99.2		Financial Tables Accompanying Exhibit 99.1
99.3		Quarterly Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation
99.4	*	Quarterly Cash Flow Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation

*	Filed herewith.

Item 9.     Regulation FD Disclosure

      This Amendment is being filed solely in order to add Exhibit 99.4 to this Report in connection with the posting, on WebMD’s Web site, of the information contained therein. Exhibit 99.4 is being furnished pursuant to this Item 9 and pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” Item 9 is hereby amended to read as follows:

      Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release issued by WebMD Corporation on March 13, 2003 regarding its results for the quarter and year ended December 31, 2003.

      As previously announced, in February 2003, WebMD terminated its divestiture efforts related to Porex, its Plastic Technologies segment. Attached hereto as Exhibits 99.3 and 99.4 and incorporated by reference herein is quarterly information for 2002 and 2001, as posted by WebMD on its Web site, in which the related assets, liabilities, results of operations and cash flows have been reclassified to reflect Porex as a continuing operation for all periods presented.

      Exhibits 99.1, 99.3 and 99.4 are being furnished, solely for purposes of Regulation FD, and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD Corporation that incorporates this Report by reference.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

By:	/s/ LEWIS H. LEICHER

Lewis H. Leicher
Senior Vice President

Dated: April 10, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by WebMD Corporation, dated March 13, 2003.
99.2	Financial Tables Accompanying Exhibit 99.1.
99.3	Quarterly Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation.
99.4 *	Quarterly Cash Flow Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation.

*	Filed herewith.

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